EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Registration Statement of ACI Telecentrics, Incorporated (the "Registrant") on Form S-8 relating to the 1996 Stock Option Plan of our report dated April 13, 2000, incorporated by reference in the Annual Report on Form 10-KSB of ACI Telecentrics, Incorporated for the year ended December 31, 1999.


                                               /s/ Deloitte & Touche LLP


Minneapolis, Minnesota
August 2, 2000